CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  August 27, 2010

(date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant's telephone number, including area code)

Green Endeavors, Ltd.

(Former name or former address, if changes since last report.)

ITEM 5.03        AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On August 27, 2010 the Board of Directors of Green Endeavors, Inc. approved a delay in the issuing of shares by the Utah corporation on a five for one basis until September 2, 2010.  All other terms and conditions of the redomicle of the Company and the other changes reported in the August 26, 2010 8-K will not be changed nor affected by the delay in the effective date of the forward stock split.

ITEM 3.02        UNREGISTERD SALES OF EQUITY SECURITIES

On August 26, 2010, the Company authorized the issuance of 33,334 shares of Series B Preferred Stock to Microcap Innovations, LLC in exchange for $50,000 pursuant to the terms and conditions of a stock purchase agreement. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01     Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

3(iv) 3 PLAN OF MERGER and SHARE EXCHANGE AGREEMENT AMENDMENT TO TERMS AND CONDITIONS

3(v) 4 UTAH ARTICLES OF INCORPORATION OF GREEN ENDEAVORS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of August, 2010.

 Green Endeavors, Inc.

                                                                                      /s/ Richard Surber     .

Richard Surber, CEO & President